AMENDMENT NO. 1 TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

     BY THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Amendment") dated as of April 12, 1995, PATTEN CORPORATION, a Massachusetts corporation("Borrower"), and FINOVA CAPITAL CORPORATION (fka Greyhound Financial Corporation), a Delaware corporation ("Lender"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby confirm and agree as follows:

                                    ARTICLE 1

                                  INTRODUCTION

     1.1 Borrower and Lender previously entered into an Amended and Restated Loan and Security Agreement dated as of December 14, 1994 ("Loan Agreement") relating to a construction loan in a maximum aggregate principal amount not to exceed $3,100,000 and a revolving line of credit loan in a maximum principal amount not to exceed $5,000,000 at any time.

     1.2 Borrower and Lender wish to amend the Loan Agreement, all as more fully provided below.

                                    ARTICLE 2

                                    AGREEMENT

     2.1 Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement.

     2.2 The Loan Agreement is amended by adding the following the sentence at the end of paragraph (d) of Exhibit B:

     " However, an Instrument will not fail to qualify as an Eligible Instrument solely because it does not bear interest, so long as the down payment is at least 50% of the total sales price (no part of which has been advanced or paid to the Purchaser by Borrower, directly or indirectly) and the unpaid principal balance of all such Instruments hypothecated to Lender does not exceed 15% of all Eligible Instruments hypothecated to Lender.

     2.3 Borrower will on demand pay, or at Lender's election, reimburse Lender for Lender's reasonable attorneys' fees and other reasonable out-of-pocket expenses in connection with the documentation of this Amendment.

     2.4 Borrower confirms and restates to Lender as of the date hereof all its representations and warranties set forth in the Loan Agreement. Borrower further acknowledges that Lender has performed



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 and is not in default of its obligations under the Documents and the Other Loan
 Documents and that there are no offsets, defenses or counterclaims with respect to any of Borrower's Obligations under the Documents.


  2.5 This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and this Amendment supersedes all prior written or oral understandings and agreements between the parties in connection with its subject matter.

  2.6 This Amendment may be executed in one or more counterparts, and any number of which having been signed by all the parties hereto shall be taken as one original.

  2.7 Borrower and Lender hereby ratify and confirm the Loan Agreement, as amended hereby, in all respects; and, except as expressly amended hereby, the Loan Agreement shall remain in full force and effect.

  IN WITNESS WHEREOF this instrument is executed as of the date set forth above.

BORROWER:


LENDER:

PATTEN CORPORATION, a Massachusetts
corporation

By:
Type/Print Name:

Title: Chief Financial Officer

FINOVA CAPITAL CORPORATION, a
Delaware corporation

Type/Print Name: Jack Field
Group Vice President




                                                          2
                                [GRAPHIC OMITTED]


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CONSENT


           By executing this Consent, PATTEN RECEIVABLES FINANCE CORPORATION VI acknowledges to FINOVA CAPITAL CORPORATION (fka Greyhound Financial Corporation) its consent to the foregoing Amendment No. 1 to Amended and Restated Loan and Security Agreement ("Amendment") and that such Amendment shall not impair any of its obligations to FINOVA Capital Corporation.

PATTEN RECEIVABLES CORPORATION VI.
FINANCE

By:

Print/Type Name:
Title:
Treasurer